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                             CERTIFICATE OF TRUST
                                      OF
                          U.S. HOME & GARDEN TRUST I

                  THIS Certificate of Trust of U.S. Home & Garden Trust I (the "Trust"), dated as of March 16, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801, et seq.).

                  1. Name. The name of the business trust formed hereby is U.S. Home & Garden Trust I.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

                  3. Effective Date. This Certificate of Trust shall be effective upon filing.

                  IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                            WILMINGTON TRUST COMPANY,
                                    not in its individual capacity
                                    but solely as trustee of the Trust


                            By: /s/ Patricia A. Evans
                                --------------------------------------------
                                    Name:    Patricia A. Evans
                                    Title:   Financial Services Officer


                            RICHARD RALEIGH, not in his individual capacity
                                    but solely as trustee of the Trust


                                              /s/ Richard Raleigh
                                ---------------------------------------------